EXHIBIT 99

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Investor Relations
804.289.9709

Brink’s Home Security Holdings, Inc. Files Registration Statement for Spin-Off of Brink’s Home Security Unit

RICHMOND, Va., May 30, 2008 – The Brink's Company (NYSE:BCO), a global leader in security-related services, today announced that Brink’s Home Security Holdings, Inc. has filed with the Securities and Exchange Commission (SEC) a registration statement on Form 10 in connection with the planned spin-off of Brink’s Home Security (BHS).  BHS is one of the largest and most successful residential alarm companies in North America.  The registration statement contains important information regarding BHS, including certain arrangements between The Brink’s Company and BHS that will continue following the completion of the planned spin-off.  The registration statement, which may be reviewed by the SEC and is subject to change, is available at the SEC’s website (www.sec.gov) under the name of Brink’s Home Security Holdings, Inc.
On February 25, The Brink’s Company announced its intent to pursue a tax-free spin-off of BHS into a separate publicly traded company.  The spin-off is expected to be completed in the fourth quarter of this year.  Following the spin-off, The Brink’s Company will continue to operate Brink’s, Incorporated, its secure transportation and cash management unit.

About The Brink’s Company
The Brink's Company (NYSE: BCO) is a global leader in security-related services that operates two businesses: Brink's, Incorporated and Brink's Home Security.  Brink's, Incorporated is the world's premier provider of secure transportation and cash management services.  Brink's Home Security is one of the largest and most successful residential alarm companies in North America.  For more information, please visit The Brink's Company website at www.brinkscompany.com or call toll free 877-275-7488.

Forward Looking Statements
This release contains both historical and forward-looking information about the anticipated spin-off of BHS.  Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  The forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.  Additional discussion of factors that could affect The Brink’s Company’s future results is contained in The Brink’s Company’s periodic filings with the SEC and the Registration Statement on Form 10 filed by Brink’s Home Security Holdings, Inc.  All forward-looking information should be evaluated in the context of these risks, uncertainties and contingencies.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.